EXHIBIT 10.2


            FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
            --------------------------------------------------------

         This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") dated as of May 21, 2001 (the "Amendment Date") unless otherwise expressly stated herein, is by and among SAVVIS COMMUNICATIONS CORPORATION, a Missouri corporation (the "Borrower"), SAVVIS COMMUNICATIONS CORPORATION, a Delaware corporation ("Holdings"), each of the undersigned Lenders (as hereinafter defined) and NORTEL NETWORKS INC., a Delaware corporation, as administrative agent for itself and the other Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent").

                                    RECITALS:
                                    --------

         A. Pursuant to that certain Amended and Restated Credit Agreement dated as of September 5, 2000 (as the same may be amended, modified, renewed, extended, restated or supplemented from time to time, the "Credit Agreement") by and among the Borrower, Holdings, each of the lending entities which is a party thereto or which may from time to time become a party thereto as a lender or any successor or assignee thereof (individually, a "Lender" and, collectively, the "Lenders"), and the Administrative Agent, the Lenders agreed to extend certain credit facilities to the Borrower.

         B. The Borrower, Holdings, the Administrative Agent and the Lenders desire to amend the Credit Agreement upon the terms and conditions contained herein.

                                   AGREEMENTS:
                                   ----------

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Terms Defined. Unless otherwise defined or stated in this Amendment, each capitalized term used in this Amendment has the meaning given to such term in the Credit Agreement (as amended by this Amendment).

         2. Events of Default, Etc.


         (a) Existing Defaults. Certain Events of Default have occurred and continue under the Credit Agreement. More specifically, (i) an Event of Default has occurred and is continuing under Section 11.1(e)(iv) of the Credit Agreement given that Bridge Information Systems, Inc. ("Bridge") has commenced a voluntary case under the United States Bankruptcy Code (the "Bridge Bankruptcy"), (ii) an Event of Default has occurred under Section 11.1(c) of the Credit Agreement due to the Borrower's incurrence of Debt for borrowed money in the aggregate principal amount of $20,000,000 evidenced by those certain promissory notes dated February 19, 2001 in the aggregate principal amount of $20,000,000 made by the Borrower payable to the order of the Welsh, Carson, Anderson & Stowe VIII, L.P. and certain of its affiliates (collectively, the "Welsh Carson Parties), which Debt is prohibited under Section 9.1 of the Credit Agreement, (iii) an Event of Default has

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occurred under Section 11.1(c) of the Credit Agreement due to the Borrower's
grant of a Lien to secure the Debt evidenced by the promissory notes referred to in clause (ii) preceding, which Lien (A) was created by that certain Missouri Future Advance Deed of Trust and Security Agreement dated as of February 19, 2001, executed by the Borrower to and in favor of Nicholas P. Verde as trustee for the benefit of WCAS Management Corporation, as collateral agent (as modified by that certain Modification of Missouri Future Advance Deed of Trust and Security Agreement, Including Appointment of Successor Trustee dated as of February 19, 2001, and that certain Second Modification of Missouri Future Advance Deed of Trust and Security Agreement dated as of May 9, 2001, the "Welsh Carson Deed of Trust"), (B) covers certain real and personal property located in St. Louis County, Missouri, and (C) is prohibited under Section 9.2 of the Credit Agreement, (iv) an Event of Default has occurred under Section 11.1(c) of the Credit Agreement due to the Borrower's failure to comply with the covenant set forth in Section 8.16 of the Credit Agreement, (v) an Event of Default has occurred under Section 11.1(i) of the Credit Agreement due to Holdings' failure to pay when due the principal of and interest on the Debt of Holdings evidenced by that certain Promissory Note dated February 18, 2000 in the original principal amount of $21,565,751 made by Holdings payable to the order of Bridge (the "Bridge Note"), (vi) an Event of Default has occurred under Section 11.1(a) of the Credit Agreement due to the Borrower's failure to pay interest accrued on the Loans in accordance with Section 2.4 of the Credit Agreement in the amount of $1,082,781.36 which was due on March 28, 2001 and the Borrower's failure to pay commitment fees in accordance with Section 2.11 of the Credit Agreement in the amount of $194,717.36 which was due on April 2, 2001, (vii) an Event of Default may have occurred under Section 11.1(o) of the Credit Agreement due to the option to purchase certain shares of capital stock of Holdings granted by Bridge to Reuters America Inc. and Reuters S.A. (individually and collectively, the "Reuters Purchaser") pursuant to Section 7.26(c) of the Reuters Asset Purchase Agreement (as such term is hereinafter defined) (the "Reuters Option Agreement"), (viii) an Event of Default may have occurred under Section 11.1(c) of the Credit Agreement due to a default under Section 9.2 of the Credit Agreement with respect to certain Liens set forth as items 3, 4 and 10 on
Schedule 2.07 to the Reuters Securities Purchase Agreement, (ix) an Event of Default may have occurred under Section 11.1(d) of the Credit Agreement due to the insolvency of Bridge, (x) an Event of Default may have occurred under
Section 11.1(i) of the Credit Agreement due to the cumulative effect of the payment defaults set forth as items 2, 3, 4, 8, 10, 11, 12, 16, 21 and 22 on
Schedule 2.12 to the Reuters Securities Purchase Agreement, (xi) an Event of Default may have occurred under Section 11.1(n) of the Credit Agreement as a result of items 5, 8 and 9 set forth on Schedule 2.07 of the Reuters Securities Purchase Agreement, and (xii) an Event of Default may have occurred under
Section 11.1(s)(iii) (such Events of Default referred to in clauses (i) through (xii) preceding, the "Existing Defaults").

         (b) Waiver of Defaults. Subject to the satisfaction of all conditions precedent set forth in Section 13 hereof and the proviso below, at the request of the Borrower, the Administrative Agent and the Lenders hereby waive the Existing Defaults through and until (but not after) the earliest to occur of the following dates as determined by the Administrative Agent in its sole discretion: (i) August 31, 2001, (ii) the initial date (if any) upon which that certain Asset Purchase Agreement dated as of May 3, 2001 among Bridge, certain subsidiaries of Bridge and the Reuters Purchaser (the "Reuters Asset Purchase Agreement") is terminated or it is otherwise determined that such agreement will not be executed or that the Reuters Purchaser will not purchase the assets of Bridge pursuant to the Reuters Asset Purchase Agreement, (iii) the initial date (if any) upon which (A) any commitment

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of Reuters Holdings Switzerland S.A. ("Reuters") to make loans to Holdings, in addition to the $10,000,000 loan previously made on or about May 16, 2001, is terminated, (B) Reuters fails (for whatever reason) to make loans to Holdings in accordance with the Reuters Securities Purchase Agreement (as such term is hereinafter defined) in the aggregate principal amount of $10,000,000 or more on or before the date of this Agreement, in an aggregate principal amount (including previously made loans under the Reuters Securities Purchase Agreement) of $20,000,000 or more on or before June 30, 2001, in an aggregate principal amount (including previously made loans under the Reuters Securities Purchase Agreement) of $27,500,000 or more on or before July 31, 2001, or in an aggregate principal amount (including previously made loans under the Reuters Securities Purchase Agreement) of $30,000,000 or more on or before August 31, 2001, (C) the maturity of any loans made by any of the Welsh Carson Parties or Reuters to Holdings is accelerated, (D) Holdings is required to purchase or redeem any of the notes evidencing any loans made by any of the Welsh Carson Parties or Reuters to Holdings or any event of default has occurred with respect to any loans made by any of the Welsh Carson Parties or Reuters to Holdings which event of default has not been cured or waived in accordance with the terms of such notes, or (E) any indebtedness evidenced by any of the notes referred to in clause (D) preceding is prepaid (whether pursuant to a voluntary or mandatory prepayment) prior to the regularly scheduled due date for the payment thereof, or (iv) the GE Capital Deferral Agreement (as such term is hereinafter defined) is terminated or the "Deferral Period" (as such term is defined in the GE Capital Deferral Agreement) is terminated (which earliest date is hereinafter called the "Waiver Expiration Date"); provided, however, that (1) the waiver of the Existing Defaults consisting of (and only consisting of) those specified in clause (ii) and clause (iii) of Section 2.1(a) of this Amendment shall not terminate on the Waiver Expiration Date but shall continue to be effective thereafter, (2) the waiver of the Existing Default referred to in clause (viii) of Section 2.1(a) of this Amendment shall be ineffective in the event that the Lien referred to in item 4 or 10 on Schedule 2.07 to the Reuters Securities Purchase Agreement results in the forfeiture or sale of the property affected thereby, (3) the waiver of the Existing Default referred to in clause (ix) of
Section 2.1(a) of this Amendment shall not constitute a waiver with respect to any insolvency of any Loan Party, (4) the waiver of the Existing Default referred to in clause (x) of Section 2.1(a) of this Amendment shall be ineffective in the event that the aggregate amount of Debt referred to therein that has not been paid when due exceeds $6,000,000, and (5) in the event that the Borrower fails to provide the Administrative Agent with ten (10) days prior written notice of any proposed material amendment, modification, supplement or waiver of any terms or provisions of the GE Capital Lease Documents (as hereinafter defined) (except as expressly provided in the GE Capital Deferral Agreement), then, upon written notice to the Borrower, the Administrative Agent may terminate the waiver period contained in this Amendment, and the Administrative Agent may, at its option, also terminate the waiver period contained in this Amendment upon the effective date of any material amendment, modification, supplement or waiver of any term or provision of the GE Capital Lease Documents (except as expressly provided in the GE Capital Deferral Agreement), and, in the event of any termination of the waiver period contained in this Amendment in accordance with this clause (5), the Waiver Expiration Date shall be deemed to have occurred concurrently with any such termination of such waiver period. For purposes of this Amendment, the term "GE Capital Lease Documents" shall mean any lease agreement, as amended, between the Borrower and GE Capital, together with all other documents, instruments, certificates and agreements related thereto.

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         (c) Termination of Commitments. Due to the occurrence of the Existing
Defaults, the Commitments of the Lenders have and are terminated. Notwithstanding the waiver set forth in clause (b) above, the Commitments are not reinstated hereby and shall not be reinstated except pursuant to the written agreement of the Administrative Agent and the Lenders executed at their sole discretion.

         (d) Suspension of Automatic Acceleration Due to the Bridge Bankruptcy. Subject to the succeeding proviso, notwithstanding the Bridge Bankruptcy and the proviso contained in Section 11.2 of the Credit Agreement, the Administrative Agent and the Lenders hereby agree to suspend the effects of the proviso contained in Section 11.2 of the Credit Agreement as they relate to, and only as they relate to, the Bridge Bankruptcy (i.e., the Administrative Agent and the Lenders hereby agree to suspend the automatic acceleration of the maturity of the Loans and other Obligations as a result of, but only as a result of, the Bridge Bankruptcy); provided, however, that such suspension shall terminate and expire on the Waiver Expiration Date and the maturity of the Obligations shall automatically accelerate effective as of the Waiver Expiration Date as a result of the prior filing of the Bridge Bankruptcy without the giving of any notice of any nature to the Borrower, Holdings or any other Person, at which time all Obligations shall be due and payable in full.

         3. Limitations. Without limiting the generality of the provisions of
Section 13.11 of the Credit Agreement, the agreements of the Administrative Agent and the Lenders set forth in Section 2 above shall be limited precisely as written and are provided solely to address the matters set forth in Section 2. The agreements set forth in Section 2 do not constitute, nor should they be construed as, a waiver of compliance by the Borrower with respect to any other term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein. Without limiting the generality of the foregoing, each of the Borrower and Holdings acknowledges and agrees that the exercise of the option under the Reuters Option Agreement could constitute an Event of Default under Section 11.1(o) of the Credit Agreement (excluding the effect of the prior grant of such option) and that such an Event of Default is not waived by virtue of this Amendment. For purposes of the immediately preceding sentence and the Credit Agreement (including, without limitation, Section 11.1(o) of the Credit Agreement), each of the Borrower, Holdings, the Administrative Agent and the Lenders hereby agrees that the determination of whether a Change in Control has occurred prior to the Waiver Expiration Date shall be determined as if the option under the Reuters Option Agreement had not been granted. The Administrative Agent and the Lenders expect the Borrower, Holdings and the other Loan Parties to strictly comply at all times with the terms of the Credit Agreement and the other Loan Documents. In the event that Defaults or Events of Default presently exist in addition to the Existing Defaults, the identification of the Existing Defaults shall not be construed as an implication, expression or agreement that no other Default or Event of Default exists, and neither the Administrative Agent nor the Lenders waives any such other Default or Event of Default.

         4. Amendments to Section 1.1. The following amendments are made to the definitions set forth in Section 1.1 of the Credit Agreement:

         (a) The definition of "Asset Disposition" is amended to read as follows: "Asset Disposition" means the disposition of any or all of the Property

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of the Borrower or any of Borrower's Subsidiaries, whether by sale, lease, transfer, assignment, condemnation or otherwise, but excluding (a) sales of inventory in the ordinary course of business; (b) the grant of a Lien as security; (c) any involuntary disposition resulting from casualty damage to Property; (d) dispositions of equipment if and to the extent that the equipment disposed of is, concurrently therewith, exchanged or replaced by equipment of equal or greater value; (e) the sale of any IRU in the ordinary course of business provided that any such sale is a sale of not more than the measured data rate of one OC48 of a Fiber Optic Segment (for purposes of this definition, a Fiber Optic Segment shall mean a fiber optic line connecting two points with a measured data rate of OC192 operated by a single carrier; and (f) the sale in the ordinary course of business to its customers of equipment to be located at the customer's premises which is used to connect such customer to the telecommunications network owned and operated by the Borrower or one of its Subsidiaries.

         (b) A new definition of "Construction and Lighting Expenses" is added to read in its entirety as follows: "Construction and Lighting Expenses" means amounts related to the construction of the United States long haul and metro fiber networks including payments for indefeasible rights to use fiber contracts, Level 3 co-location set-up fees, building entry fees, or other such up-front payments associated with the construction of the Borrower's fiber infrastructure, but excluding recurring management, operations and maintenance expenses and amounts payable for equipment including without limitation access, long-haul and metro optronics.

         (c) The definition of "Data Centers" is amended and restated to read in its entirety as follows: "Data Centers" means the buildings and/or space in buildings from time to time constructed and/or operated by the Borrower, the principal purpose of which is the location of equipment and at which the Borrower provides networking, hosting and/or co-location services (as opposed to buildings and/or space in buildings the principal purpose of which is the location of the Borrower's network switching and transmission equipment), including, without limitation, those located at 587 McDonnell Blvd., Hazelwood, Missouri 63042, 760 Office Parkway, Creve Coeur, Missouri 63141 and 390 Main Street, San Francisco, California.

         (d) A new definition of "First Amendment" is added to read in its entirety as follows: "First Amendment" means that certain First Amendment to Amended and Restated Credit Agreement dated as of May 21, 2001, among the Borrower, Holdings, the Lenders and the Administrative Agent.

         (e) Clauses (g) and (h) of the definition of "Permitted Liens" are amended to read as follows:

                 "(g) purchase-money Liens on any Property acquired after the Closing Date or the assumption after the Closing Date of any Lien on Property existing at the time of such acquisition (and not created in contemplation of such acquisition), or a Lien incurred after the Closing Date in connection with any conditional sale or other title retention agreement or Capital Lease Obligation; provided that:

                           (i) any Property subject to any of the foregoing (A)
                  is acquired by the Borrower or any of its Subsidiaries in the

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                  ordinary course of its respective business and (B) the Lien on such Property attaches concurrently or within 90 days after the acquisition thereof; provided, that the Lien on equipment acquired by the Borrower prior to the Closing Date from Lucent Technologies, Inc. need not attach until the purchase price for such equipment is financed or refinanced;

                           (ii) the Debt secured by any Lien so created, assumed
                  or existing shall not exceed the lesser of the cost or fair market value at the time of acquisition of the Property covered thereby (inclusive of the cost of engineering, furnishing and installation services directly relating to such Property);

                           (iii) each such Lien shall attach only to the
                  Property so acquired and the proceeds thereof; and

                           (iv) the aggregate amount of all Debt secured by all
                  such Liens, when aggregated with the Debt secured by all purchase-money Liens and all Liens in connection with any conditional sale or other title retention agreement or Capital Lease Obligation existing as of the Closing Date or at any other time, shall not exceed $125,000,000 at any time outstanding in the aggregate;

                  (h) Liens on the buildings, improvements and structures (but not on any furniture, fixtures, equipment or other personal property) comprising, and Liens on any interest (whether fee, leasehold or other interest) of the Borrower in the land on which is located, the Data Center located in Hazelwood, Missouri, which Liens secure Debt not to exceed $65,000,000 in aggregate principal amount at any time outstanding plus the amount of Debt solely consisting of notes if and to the extent that such notes were issued in lieu of the cash payment of, and effectively represent, interest accrued on the principal amount of notes of the same class previously issued ("payment in kind notes"), and which Liens shall be in favor of, and which Debt shall be payable to, the Welsh Carson Parties (as to such Debt aggregating $20,000,000 in principal amount) or Reuters (as to such Debt aggregating up to $45,000,000 in principal amount)."

         5. Amendment to Section 2.10(a). Section 2.10(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
"(a) Loans. The Borrower agrees that all proceeds of the Loans shall be used (i) to refinance the existing Debt outstanding under the Original Credit Facility,
(ii) to finance the purchase price for Nortel Networks Goods and Installation Services provided by the Vendor under the Master Purchase Agreement, excluding sales and use taxes and freight charges, which Nortel Networks Goods and Installation Services shall be used in the construction and operation of the Network, (iii) to pay the purchase price of certain routers purchased by the Borrower from Juniper Networks, Inc. in an aggregate amount not to exceed $4,000,000, and (iv) to pay obligations of the Borrower under the Level 3

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Agreements when and as due and to pay Construction and Lighting Expenses in an
aggregate amount for all payments made under this clause (iv) not to exceed $40,000,000."

         6. Amendment to Section 5.1. Section 5.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "Section 5.1 Collateral. To secure the full and complete payment and performance of the Obligations, Holdings and the Borrower will, and will cause each Subsidiary of the Borrower to, grant to the Administrative Agent for the benefit of the Administrative Agent and the Lenders a perfected, first priority Lien on all of the right, title and interest in and to their Properties as set forth below (as more specifically described in the Security Documents) whether now owned or hereafter acquired, pursuant to the Security Documents, including, without limitation, the following:

                  (a) all Capital Stock of the Borrower and each Subsidiary of the Borrower;

                  (b) all of the Property of the Borrower and each Subsidiary of the Borrower (as such Property is more specifically described in the Security Documents), including tangible and intangible Property and real and personal Property, including, without limitation, the following: Investments (including certificates of deposit); accounts; inventory (including, without limitation, work in process); equipment; deposit accounts (including cash collateral accounts); brokerage accounts; instruments; contract rights (including, without limitation, all contracts relating to the construction or operation of the Network, including rights of way, easements, leases and all related contracts); customer deposits in connection with purchase orders; general intangibles; real Property and interests therein (if and to the extent required pursuant to Section 5.4); instruments; chattel paper; Licenses; Intellectual Property; and intercompany Debt;

                  (c) all Debt (i) owed by the Borrower to any Subsidiary of the Borrower, (ii) owed by any Subsidiary of the Borrower to the Borrower or to any Subsidiary of the Borrower, or (iii) owed by Holdings to the Borrower or to any Subsidiary of the Borrower; and

                  (d) the building and fixtures comprising, and all equipment from time to time located at, the Data Centers, including, without limitation, all interests (including fee, leasehold and other interests) in real property on which any such Data Center is located if and to the extent that (i) any such real property interest is owned or leased by the Borrower or Holdings and (ii) the aggregate fair market value of such building and fixtures comprising, and all such equipment and other personal property located at, such Data Center located on such real property interest is $250,000 or more, provided, however, that neither Holdings nor the Borrower will be required to grant to the Administrative Agent, as security for the Obligations, a Lien on any

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         leasehold interest in any such real property if and to the extent that such Lien is prohibited, at the insistence of the owner of such real property, under the lease agreement which creates such leasehold interest and the Borrower and Holdings are unable to obtain the consent of such owner to such Lien notwithstanding their commercially reasonable efforts to obtain such consent; and

                  (e) all cash and non-cash proceeds and products of any of the foregoing.

                  The Collateral shall not include any of the following Property of the Borrower or Holdings as long as such Property is encumbered by any Permitted Liens (or, in the case of the Lucent Equipment, expected to be encumbered by November 30, 2000) other than Permitted Liens securing the Obligations ("Other Permitted Liens") and as long as such Property is not (1) Nortel Networks Equipment, Nortel Networks Software nor any other Property acquired with the proceeds of the Loans and (2) only in the case of clause (y) succeeding, furniture, fixtures, equipment or other personal property:

                  (x) any Property encumbered (or, in the case of the Lucent Equipment, expected to be encumbered by November 30, 2000) by purchase money Liens permitted by clause (g) of the definition of Permitted Liens;

                  (y) all buildings, improvements and structures comprising (as of the date of grant of the applicable Other Permitted Lien), and any interest (whether fee, leasehold or other interest) of the Borrower in the land on which is located (as of the date of the grant of the applicable Other Permitted Lien), the Data Center located in Hazelwood, Missouri; and

                  (z) funds held back by a lender from the proceeds of a Debt Issuance in an escrow or collateral account for the purpose of paying interest on such Debt as it accrues;

         provided, however, that, if and when any of the foregoing Property referred in to clause (x), clause (y) or clause (z) is no longer encumbered by any Other Permitted Liens, then Holdings and the Borrower will, and will cause each Subsidiary of the Borrower to, promptly execute and deliver all Security Documents and to otherwise take such action as may be requested by the Administrative Agent to ensure that the Administrative Agent is granted and possesses a perfected, first priority Lien against such Property as security for the payment and performance of the Obligations. Without the consent or agreement of any Lender, the Administrative Agent shall, upon the request of the Borrower, execute such releases or other terminations of Liens as may be necessary to terminate the Liens granted to the Administrative Agent under the Security Documents in any of the Property described in the foregoing clauses (x), (y) and (z)."

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         7. Amendment to Section 8.1. Section 8.1 of the Credit Agreement is
amended to add a new clause (s) thereto, which clause shall read in its entirety as follows: "(s) Cash Flow Projection; Cash Use Report and Forecast. (i) On or before May 21, 2001, a cash flow projection for Holdings and its Consolidated Subsidiaries (including, without limitation, the Borrower) for the period from May 1, 2001 through and including August 31, 2001, (ii) on or before August 1, 2001, a cash flow projection for Holdings and its Consolidated Subsidiaries (including, without limitation, the Borrower) for the period from a then-current date through and including October 21, 2001, and (iii) on or before May 21, 2001 and on each subsequent Friday prior to the Waiver Expiration Date, a report as to the cash uses of Holdings and its Consolidated Subsidiaries (including, without limitation, the Borrower) for the period commencing May 7, 2001 and ending on the then-current date and a forecast of the projected cash uses of Holdings and its Consolidated Subsidiaries (including, without limitation, the Borrower) for the period commencing on such then-current date through and including August 31, 2001."

         8. Amendment to Section 8.19. Section 8.19 of the Credit Agreement is hereby amended and restated to read in its entirety as follows: "Section 8.19 Contributions to the Equity Capital of the Borrower and/or Subordinated Loans to the Borrower. Holdings agrees that, from and after February 16, 2001, it will, substantially concurrently with its actual or constructive receipt of any Net Proceeds of any Equity Issuance or Debt Issuance or any other proceeds from any financing provided by any Person or any equity investment made by any Person, contribute as equity to the capital of the Borrower, or loan to the Borrower as Subordinated Debt, one hundred percent (100%) of such Net Proceeds or such other proceeds; provided, however, that such Net Proceeds and such other proceeds not to exceed $5,000,000 in aggregate amount (as to all such Net Proceeds and such other proceeds from any and all sources) shall not be required to be contributed as equity or Subordinated Debt to the Borrower."

         9.  Amendment to Section 9.1.  Section 9.1 is amended as follows:

         (a) The clause at the beginning of Section 9.1 preceding clause (a) thereof which reads "Neither Holdings nor the Borrower will, nor will the Borrower permit any Subsidiary of the Borrower to, incur, create, assume or permit to exist any Debt, except" is amended and restated to read in its entirety as follows: "Neither Holdings nor the Borrower will, nor will the Borrower permit any Subsidiary of the Borrower to, incur, create, assume or permit to exist any Debt, except (subject to the succeeding proviso)".

         (b) Clause (g) of Section 9.1 is amended and restated to read in its entirety as follows: "(g) if at the time of incurrence no Default exists or would result therefrom, Debt of the type described in clauses (a), (b), (c) and
(d) of the definition thereof incurred by the Borrower or one of its Subsidiaries to finance or refinance the construction of the Data Centers in an aggregate principal amount not to exceed $20,000,000 (plus the amount of Debt solely consisting of payment in kind notes) in the aggregate at any time outstanding provided such Debt is secured by Permitted Liens of the type described in clause (h) of the definition of Permitted Liens; and".

         (c) Clause (h) of Section 9.1 is amended and restated to read in its entirety as follows: "(h) Debt of Holdings for borrowed money in the aggregate principal amount not to exceed

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$45,000,000 (plus the amount of Debt solely consisting of payment in kind notes)
incurred by Holdings and payable to Reuters, which Debt is incurred in satisfaction of the condition precedent referred to in clause (ii) of Section 11(a) of the First Amendment;".

         (d) The following clause is added to the end of Section 9.1 immediately succeeding clause (h) thereof: "; provided, however, that, notwithstanding anything to the contrary contained in this Agreement, in no event shall the Borrower or Holdings incur any Debt for borrowed money at any time after May 1, 2001 except for the Debt of Holdings permitted in accordance with clause (h) of this Section 9.1."

         10. Amendment to Section 9.9. Section 9.9 of the Credit Agreement is hereby amended to read in its entirety as follows: "Section 9.9 Sale and Leaseback. Neither Holdings nor the Borrower will, nor will the Borrower permit any Subsidiary of the Borrower to, enter into any arrangement with any Person pursuant to which it leases from such Person real or personal Property that has been or is to be sold or transferred, directly or indirectly, by it to such Person."

         11. Addition of Section 9.19. A new Section 9.19 of the Credit Agreement is hereby added to the end of Article 9 of the Credit Agreement (immediately preceding Section 9.20 of the Credit Agreement), which new section shall read in its entirety as follows:

                  "Section 9.19 No Amendment or Waiver of Welsh, Carson or Reuters Loan Documents. Neither Holdings nor the Borrower will, nor will such Loan Party permit, any amendment, modification, supplement or waiver to any term or provision of (a) the securities purchase agreement, note, deed of trust or other agreement, document or instrument evidencing, governing, securing or guaranteeing the loan or loans in the aggregate principal amount of $20,000,000 made by Welsh, Carson, Anderson & Stowe VIII, L.P. and/or its affiliates to Holdings or (b) the securities purchase agreement, note, deed of trust or other agreement, document or instrument evidencing, governing, securing or guaranteeing the loan or loans in the aggregate principal amount of up to $45,000,000 made or to be made by Reuters Holdings Switzerland S.A. to Holdings, in each case (i.e., as to each of clause (a) and clause
         (b) preceding) in any manner that has or could reasonably be expected to have the effect of (i) increasing the interest rate applicable to any such loan or loans, (ii) increasing the rate or the amount of cash interest paid or payable with respect to any such loans, (iii) shortening the maturity of any such loan or loans or any regularly scheduled installment thereof, (iv) providing that additional collateral or security shall be granted to secure any such loan or loans, (v) reducing the commitment or commitments of any lender to make or advance any such loan or loans, (vi) requiring the satisfaction of any additional condition precedent to the obligation of any lender to make or advance any such loan or loans, (vii) adding any event of default relating to any such loan or loans (other than the amendment to the event of default section of the 10% Convertible Senior Secured Notes made by Holdings payable to the Welsh Carson Parties set forth in
         Section 4(c) of the Consent and Amendment dated as of May 16, 2001 among Holdings and the Welsh Carson Parties), (viii) changing or eliminating any term or provision relating to the conversion of any such loan or loans to equity (other than amending such loans payable to the Welsh Carson Parties to permit the conversion or exchange of the indebtedness represented thereby into common stock and/or preferred stock of Holdings), or (ix) materially adversely affecting Holdings or the Borrower."

         12. Addition of Section 9.20. A new Section 9.20 of the Credit Agreement is hereby added to the end of Article 9 of the Credit Agreement (immediately succeeding Section 9.19 of the Credit Agreement), which new section shall read in its entirety as follows: "Section 9.20 Prohibition regarding Payment of Cash Interest. Holdings will not permit interest payable in cash to accrue on or with respect to its indebtedness owed to (a) Welsh, Carson, Anderson & Stowe VIII, L.P. and/or the affiliates of such entity or (b) Reuters Holdings Switzerland S.A. until on or after May 1, 2004, and Holdings will not pay any interest, other than interest payable in kind by the issuance of indebtedness of the same class, accrued on or with respect to any such indebtedness referred to in clause (a) or clause (b) preceding until after May 1, 2004."

         13. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent, all of which conditions precedent must be satisfied on or before, or concurrently with, the date of execution of this Amendment by all parties hereto:

         (a) The Administrative Agent shall have received all of the following and/or all of the following shall have been completed to the satisfaction of the Administrative Agent, as applicable:

                  (i) Amendment Documents. This Amendment as executed by the parties hereto and any other agreement, document, instrument or certificate reasonably required by the Administrative Agent or the Lenders to be executed or delivered by the Borrower or any other Loan Party in connection with this Amendment (collectively, the "Amendment Documents");

                  (ii) Reuters Stock Purchase Agreement, etc. A true, correct and complete copy of that certain (A) Securities Purchase Agreement dated as of May 16, 2001, among Holdings and Reuters (the "Reuters Securities Purchase Agreement"), (B) 12% Convertible Senior Secured Note due May 1, 2005, in the principal amount of $10,000,000 made by Holdings payable to the order of Reuters (the "Reuters Notes"), (C) Missouri Future Advance Deed of Trust and Security Agreement dated as of May 11, 2001, executed by the Borrower to and in favor of Joseph F. Trad as trustee for the benefit of Reuters (the "Reuters Deed of Trust"), and (D) Registration Rights Agreement dated as of May 16, 2001, among Holdings and Reuters (the "Registration Rights Agreement"), each of which agreements, documents or instruments referred to in clauses (A), (B), (C) and (D) preceding (the "Reuters Loan Documents") shall be in the form previously submitted to and approved by the Administrative Agent; pursuant to the Reuters Loan Documents, Reuters shall have agreed to lend a minimum amount of $30,000,000 and a maximum of $45,000,000 in aggregate amount to Holdings (the "Reuters Loan") during the month of May 2001 and continuing monthly thereafter through and including October 2001, which Reuters Loan (1) shall be payable and mature on or after May 1, 2005 and shall not amortize prior to such maturity date, (2) shall not accrue cash interest but may only accrue interest payable in kind prior to May 1, 2004, (3) shall be secured only by a second priority Lien on the buildings, improvements and structures owned by the Borrower (but not on any furniture, fixtures, equipment or other personal property) comprising, and on any interest (whether fee, leasehold or other interest) of the Borrower in the land on which is located, the Data Center located in Hazelwood, Missouri, and (4) shall be mandatorily convertible into preferred stock of Holdings upon the satisfaction of certain conditions as provided in the Reuters Securities Purchase Agreement.

                  (iii) Services Agreement Term Sheet with Reuters. Holdings and Reuters Limited shall have executed and delivered that certain Services Agreement Term Sheet dated as of May 21, 2001 (the "Services Agreement Term Sheet"), which term sheet shall be in the form previously submitted to and approved by the Administrative Agent, pursuant to which Holdings agrees to provide, and Reuters Limited agrees to purchase, $366,000,000 in services over an approximate five-year contract period;

                  (iv) Consent to Assignment of the Services Agreement Term Sheet. Reuters Limited, Holdings and the Borrower shall have executed an agreement in form presented by the Administrative Agent pursuant to which, among other things, each of such entities shall have consented to the assignment of the Services Agreement Term Sheet referred to in clause (iii) preceding to the Administrative Agent and its successors and assigns;

                  (v) Welsh Carson Loans. The Welsh Carson Parties shall have waived in writing, on terms and conditions satisfactory to the Administrative Agent, any existing defaults under the loans from the Welsh Carson Parties to Holdings (provided, however, that the execution and delivery of this Amendment by the Administrative Agent shall constitute the agreement of the Administrative Agent that the waiver in the form provided to the Administrative Agent, when executed and delivered by the Welsh Carson Parties, is satisfactory to the Administrative Agent);

                  (vi) Confirmation of Contributions to the Borrower and Subordinated Debt. The Administrative Agent shall be satisfied that the proceeds of the $20,000,000 loan from the Welsh Carson Parties to Holdings have been contributed by Holdings as equity to the capital of the Borrower, and that any Debt of the Borrower to Holdings constitutes Subordinated Debt pursuant to agreements satisfactory to the Administrative Agent as required by clause (f) of Section 9.1;

                  (vii) Resolutions. Resolutions of the Board of Directors of each of the Loan Parties certified by its Secretary or an Assistant Secretary which authorize the execution, delivery and performance by such Loan Party of this Amendment and the other Amendment Documents to which it is or is to be a party;

                  (viii) Payment of Past Due Accrued Interest and Commitment Fees. Payment in full from the Borrower of all past due and accrued and unpaid interest with respect to the Loans through and including March 31, 2001 in the aggregate amount of $1,284,412.89 and all past due and accrued and unpaid commitment fees with respect to the Commitments through and including March 31, 2001 in the aggregate amount of $194,717.36;

                  (ix) Agreements from the Welsh Carson Parties and Reuters. Each of the Welsh Carson Parties and Reuters shall have executed and delivered to the Administrative Agent an agreement, in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which it acknowledges that the Administrative Agent has a Lien in the equipment and other personal property which constitutes Collateral located at the Data Center located in Hazelwood, Missouri (or that the Welsh Carson Parties or Reuters, as applicable, do not have a security interest therein) and it agrees that it will not prohibit or restrict the Administrative Agent from entering upon and otherwise having access to the Data Center located in Hazelwood, Missouri to inspect, repossess and/or remove such equipment and other personal property from such Data Center;

                  (x) Payment of Legal Fees. Payment in full from the Borrower of all fees and expenses of counsel to the Administrative Agent which are payable in accordance with Section 13.1 of the Credit Agreement; and

                  (xi) Section 8.19 of the Credit Agreement. Holdings and the Borrower shall have complied with Section 8.19 of the Credit Agreement as amended hereby.

         (b) The representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct as of the date hereof as if made again on and as of the date hereof (except if and to the extent that such representations and warranties are or were expressly made only as of another specific date); and

         (c) No Event of Default shall have occurred and be continuing (immediately after giving effect to this Amendment).

Upon the satisfaction of all conditions precedent set forth in this Section 13 and upon request of confirmation of such satisfaction made by the Borrower to the Administrative Agent, the Administrative Agent shall confirm such satisfaction in writing to the Borrower.

         14. Governing Law. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES) AND APPLICABLE LAWS OF THE U.S.

         15. Counterparts. This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.

         16. No Oral Agreements. THIS AMENDMENT, TOGETHER WITH THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENT THE FINAL AGREEMENTS BETWEEN AND AMONG THE PARTIES HERETO RELATING TO THE SUBJECT MATTER

HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN (A) THE BORROWER OR ANY OTHER LOAN PARTY AND (B) THE ADMINISTRATIVE AGENT AND/OR ANY LENDER.

         17. Agreement Remains in Effect; No Waiver. Except as expressly provided herein, all terms and provisions of the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed. No waiver by the Administrative Agent or any Lender of any Default or Event of Default shall be deemed to be a waiver of any other Default or Event of Default. No delay or omission by the Administrative Agent or any Lender in exercising any power, right or remedy shall impair such power, right or remedy or be construed as a waiver thereof or an acquiescence therein, and no single or partial exercise of any such power, right or remedy shall preclude other or further exercise thereof or the exercise of any other power, right or remedy under the Credit Agreement, the Loan Documents or otherwise.

         18.      Representations and Warranties.

         (a) All representations and warranties made in this Amendment or any other Loan Document shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by the Administrative Agent or any closing shall affect the representations and warranties or the right of the Administrative Agent and the Lenders to rely upon such representations and warranties.

         (b) Each of Holdings and the Borrower hereby represents and warrants to the Administrative Agent and the Lenders as follows as of May 21, 2001:

                  (i) Bridge has not, directly or indirectly, instituted any legal proceedings of any nature against the Holdings or the Borrower to collect the Bridge Note. No Lien has been granted to secure the Debt evidenced by the Bridge Note.

                  (ii) The Borrower has not granted any security interest in or Lien on any of its properties or assets, whether to secure any indebtedness, liability or obligation of the Borrower, Holdings or any of their Affiliates or otherwise, other than (A) the Liens in favor of the Administrative Agent securing the Obligations, (B) the Lien evidenced by the Welsh Carson Deed of Trust, (C) Liens in favor of General Electric Capital Corporation ("GE Capital") securing obligations of the Borrower under equipment leases pursuant to which the Borrower leases equipment from GE Capital, which Liens attach only to the equipment so leased, and (D) the Lien on the buildings, improvements and structures (but not on any furniture, fixtures, equipment or other personal property) comprising, and on any interest (whether fee, leasehold or other interest) of the Borrower in the land on which is located, the Data Center located in Hazelwood, Missouri securing payment of the Reuters Loan, and the Borrower and Holdings represent and warrant to the Administrative Agent and the Lenders that all of such Liens constitute Permitted Liens after giving effect to this Amendment.

                  (iii) GE Capital and the Borrower have executed that certain letter agreement dated as of May 21, 2001 (the "GE Capital Deferral Agreement"), a true and correct copy of which has been provided to the Administrative Agent, pursuant to which (among other things) all payments payable by the Borrower to GE Capital under any and all equipment leases, which payments were due during April, May, June, July and/or August 2001 in accordance with the terms of such equipment leases, have been deferred by GE Capital and now are not due or payable until on or after August 31, 2001.

         19. Ratification of Obligations under the Loan Documents. Each of the undersigned Loan Parties acknowledges and consents to the terms of this Amendment and agrees that all of its indebtedness, liabilities and obligations under the Loan Documents to which it is a party continue in full force and effect notwithstanding the execution and delivery of this Amendment or the consummation of the transactions contemplated hereby. There are no defenses, offsets or counterclaims to the performance by any of the undersigned Loan Parties of their respective indebtedness, liabilities and obligations under the Loan Documents.

         20. Reference to Credit Agreement. This Amendment shall constitute a Loan Document. Each of the Loan Documents, including the Credit Agreement, the Amendment Documents and any and all other agreements, documents or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are (if and to the extent necessary) hereby amended so that any reference in such Loan Documents to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

         21. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

         22. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Administrative Agent, the Lenders, the Borrower and the other Loan Parties and their respective successors and assigns; provided, however, that neither the Borrower nor any of the other Loan Parties may assign or transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and the Lenders.

         23. Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

         24. Payment of Past Due Accrued Interest and Commitment Fees. The Borrower agrees that it shall, concurrently with its execution of this Amendment, pay to the Administrative Agent for and on behalf of the Lenders all past due and accrued and unpaid interest with respect to the Loans through and including March 31, 2001 in the aggregate amount of $1,284,412.89 and all past due and accrued and unpaid commitment fees with respect to the Commitments through and including March 31, 2001 in the aggregate amount of $194,717.36.

         25. Deferral of Certain Interest. Notwithstanding anything to the contrary contained in the Credit Agreement, the Administrative Agent and the Lenders hereby agree that all interest which is payable on or after April 1, 2001 in accordance with the Credit Agreement and the other Loan Documents shall be due and payable on the later to occur of (a) the date upon which such interest is due under the Credit Agreement or the other Loan Documents (as applicable) or (b) the earlier to occur of (i) August 31, 2001 or (ii) the Waiver Expiration Date (which date upon which such interest is due and payable in accordance with this sentence is hereinafter called the "Due Date"); provided, however, that the Due Date shall be subject to acceleration in accordance with Section 11.2 of the Credit Agreement in the event of the occurrence of an Event of Default.


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                                     Page 16

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers effective as of the day and year first above written.

                             BORROWER:
                             --------

                             SAVVIS COMMUNICATIONS CORPORATION
                             a Missouri corporation


                             By:   /s/ Steven M. Gallant
                             ---------------------------
                             Name:   Steven M. Gallant
                             -------------------------
                             Title: Vice President and General Counsel
                             -----------------------------------------


                             HOLDINGS:
                             --------

                             SAVVIS COMMUNICATIONS CORPORATION,
                             a Delaware corporation


                             By:   /s/ Steven M. Gallant
                             ---------------------------
                             Name:   Steven M. Gallant
                             -------------------------
                             Title: Vice President and General Counsel
                             -----------------------------------------

                             ADMINISTRATIVE AGENT:
                             --------------------

                             NORTEL NETWORKS INC.,
                             as Administrative Agent


                             By: /s/ Paul D. Day
                             ------------------------------------------
                             Name: Paul D. Day
                             ------------------------------------------
                             Title: VP, Customer Finance
                             ------------------------------------------


                             LENDERS:
                             -------

                             NORTEL NETWORKS INC.


                             By: /s/ Paul D. Day
                             ------------------------------------------
                             Name: Paul D. Day
                             ------------------------------------------
                             Title: VP, Customer Finance
                             ------------------------------------------








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